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Exhibit 3.5

                            BALANCED CARE CORPORATION

                            1996 STOCK INCENTIVE PLAN

            AS AMENDED AND RESTATED, EFFECTIVE AS OF NOVEMBER 4, 1999




Adopted:                   September 13, 1996
Amended and Restated:      October 17, 1996
Amended and Restated:      July 25, 1997
Amended and Restated:      August 18, 1998
Amended and Restated:      November 4, 1999
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                                TABLE OF CONTENTS
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SECTION 1.
                  BACKGROUND AND PURPOSE.......................................................................   1

         1.1      PURPOSE......................................................................................   1
         1.2      ESTABLISHMENT OF PLAN........................................................................   1

SECTION 2.
                  DEFINITIONS..................................................................................   1

         2.1      "AFFILIATE"..................................................................................   1
         2.2      "BENEFICIARY"................................................................................   1
         2.3      "BOARD"......................................................................................   2
         2.4      "CHANGE IN CONTROL"..........................................................................   2
         2.5      "CODE".......................................................................................   3
         2.6      "COMMITTEE"..................................................................................   3
         2.7      "CORPORATION"................................................................................   3
         2.8      "CORPORATION VOTING SECURITIES"..............................................................   3
         2.9      "DISABLED" OR "DISABILITY"...................................................................   3
         2.10     "ELIGIBLE EMPLOYEE"..........................................................................   3
         2.11     "FAIR MARKET VALUE"..........................................................................   3
         2.12     "FISCAL YEAR"................................................................................   4
         2.13     "INCENTIVE STOCK OPTION" OR "ISO"............................................................   4
         2.14     "INDEPENDENT CONTRACTOR".....................................................................   4
         2.15     "NON-EMPLOYEE DIRECTOR"......................................................................   4
         2.16     "NON-EMPLOYEE DIRECTOR AWARD"................................................................   4
         2.17     "NONQUALIFIED STOCK OPTION" or "NSO".........................................................   4
         2.18     "OPTION".....................................................................................   5
         2.19     "OPTIONEE"...................................................................................   5
         2.20     "PARTICIPANT"................................................................................   5
         2.21     "PERFORMANCE SHARE"..........................................................................   5
         2.22     "PERFORMANCE UNIT"...........................................................................   5
         2.23     "PLAN".......................................................................................   5
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         2.24     "RESTRICTED STOCK"...........................................................................   5
         2.25     "RETIREMENT".................................................................................   6
         2.26     "STOCK APPRECIATION RIGHT" OR "SAR"..........................................................   6
         2.27     "SIGNIFICANT SHAREHOLDER"....................................................................   6
         2.28     "STOCK"......................................................................................   6

SECTION 3.
                  SHARES SUBJECT TO THE PLAN...................................................................   6

         3.1      SHARES.......................................................................................   6
         3.2      PERFORMANCE UNITS............................................................................   7

SECTION 4.
                  STOCK OPTIONS................................................................................   7
         4.1      PARTICIPATION................................................................................   7
         4.2      OPTION TERMS AND CONDITIONS..................................................................   8
         4.3      STOCK APPRECIATION RIGHTS....................................................................  10
         4.4      ISSUANCE OF CERTIFICATES.....................................................................  11

SECTION 5.
                  RESTRICTED STOCK.............................................................................  12

         5.1      PARTICIPATION................................................................................  12
         5.2      RESTRICTED STOCK AWARDS......................................................................  12

SECTION 6.
                  PERFORMANCE SHARES AND PERFORMANCE UNITS.....................................................  12

         6.1      PARTICIPATION................................................................................  12
         6.2      PERFORMANCE AWARDS...........................................................................  12
         6.3      PERFORMANCE PERIOD AND TARGETS...............................................................  13
         6.4      EARNING A PERFORMANCE AWARD..................................................................  13
         6.5      PAYMENT OF PERFORMANCE AWARDS................................................................  13

SECTION 7.
                  OTHER STOCK-BASED AWARDS.....................................................................  14

         7.1      GRANT OF OTHER AWARDS........................................................................  14
         7.2      TERMS OF OTHER AWARDS........................................................................  14

SECTION 8.
                  TERMINATION OF EMPLOYMENT....................................................................  15

         8.1      GENERAL RULE.................................................................................  15
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         8.2      EXCEPTIONS FOR DEATH, DISABILITY OR RETIREMENT OF
                  A PARTICIPANT OR FOR CAUSE FOR A PARTICIPANT OR
                  INDEPENDENT CONTRACTOR.......................................................................  16
         8.3      OTHER ACCELERATION OF BENEFITS...............................................................  19
         8.4      CERTAIN TRANSACTIONS.........................................................................  19

SECTION 9.        GENERAL PROVISIONS...........................................................................  20

         9.1      STOCKHOLDER PRIVILEGES.......................................................................  20
         9.2      SHAREHOLDER APPROVAL.........................................................................  21
         9.3      HOLDING REQUIREMENT..........................................................................  21
         9.4      AMENDMENT, SUSPENSION, MODIFICATION AND
                  TERMINATION OF PLAN..........................................................................  22
         9.5      ADMINISTRATION...............................................................................  22
         9.6      INDEMNIFICATION..............................................................................  22
         9.7      EXPENSES.....................................................................................  23
         9.8      RIGHTS OF PARTICIPANTS AND INDEPENDENT CONTRACTORS...........................................  23
         9.9      NONTRANSFERABILITY...........................................................................  23
         9.10     GOVERNING LAW................................................................................  23
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                            BALANCED CARE CORPORATION

                            1996 STOCK INCENTIVE PLAN


                        SECTION 1. BACKGROUND AND PURPOSE

         1.1 PURPOSE. Balanced Care Corporation (the "Corporation") wishes to establish various equity-related incentive compensation programs in order to provide employees, non-employee directors and independent contractors of particular importance to the Corporation with a direct stake in company growth. The Corporation hereby adopts these programs to encourage and enable the acquisition of a larger proprietary stake in the Corporation by its employees, non-employee directors and certain independent contractors to attract and retain qualified and committed executives, to develop and maintain a competent management team, to provide key employees, non-employee directors and certain independent contractors with long-term incentives to improve corporate performance, to enhance shareholder investment values and to provide a competitive compensation package which includes participation in the long-term financial success of the Corporation.

         1.2 ESTABLISHMENT OF PLAN. The Corporation desires to combine these various equity compensation programs into one plan. This Plan shall be known as the Balanced Care Corporation 1996 Stock Incentive Plan and shall be effective upon adoption by the Board of Directors of the Corporation, subject to the approval of the shareholders of the Corporation in accordance with Section 9.2 of this Plan, and extend until terminated as provided herein.

                             SECTION 2. DEFINITIONS

         Unless the context requires otherwise, when capitalized the terms listed below shall have the following meanings when used in this or any other section of the Plan:

         2.1 "AFFILIATE" is any corporation, business trust, division, partnership or joint venture in which the Corporation owns (either directly or indirectly) fifty percent (50%) or more of the voting stock or rights analogous to voting stock, but only for the period such ownership exists.

         2.2 "BENEFICIARY" shall have the meaning given it under Section 8.2.

         2.3 "BOARD" is the Board of Directors of the Corporation, as elected from time to time.

         2.4 "CHANGE IN CONTROL" means any of the events set forth below; provided, however, that the Committee, in its sole discretion, may specify a more restrictive definition of Change in Control in any award agreement and, in such event, the definition of Change in Control set forth in the award agreement shall apply to the award granted under such award agreement:

                  (a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a number of Corporation Voting Securities in excess of 30% of the Corporation Voting Securities unless such acquisition has been approved by the Board; or

                  (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on October 1, 1996 and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on October 1, 1996; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

                  (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote

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         generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Corporation Voting Securities immediately prior to such reorganization, merger of consolidation, as the case may be; or

                  (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all the assets of the Corporation.

         2.5 "CODE" is the Internal Revenue Code of 1986, as amended.

         2.6 "COMMITTEE" shall mean the committee provided for in Section 9.5 hereof.

         2.7 "CORPORATION" is Balanced Care Corporation, a Delaware corporation.

         2.8 "CORPORATION VOTING SECURITIES" means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

         2.9 "DISABLED" OR "DISABILITY" is a physical or mental incapacity which qualifies an individual to collect a disability benefit under any long-term disability plan maintained by the Corporation, or such other condition which the Committee in its discretion may determine is a Disability.

         2.10 "ELIGIBLE EMPLOYEE" is any employee of the Corporation or an Affiliate who is selected for participation in the Plan by the Committee.

         2.11 "FAIR MARKET VALUE" is, as of a particular date, the average of the high and low prices of a share of Stock on the relevant date as reported by a recognized national stock exchange as selected by the Committee or as otherwise determined using procedures established by the Committee (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation in The Nasdaq Stock Market's National Market ("NNM"), the closing price, regular way, of the Common Stock on such exchange or NNM, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or
(ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, the closing bid price as reported by The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), or if no such prices shall have been so reported for such date, on the next

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preceding date for which such prices were so reported; or (iii) if the Common
Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the "pink sheets" or displayed on the National Association of Securities Dealers, Inc. ("NASD") Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market, or is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

         2.12 "FISCAL YEAR" is the twelve (12) consecutive month period beginning July 1 and ending June 30.

         2.13 "INCENTIVE STOCK OPTION" OR "ISO" is any Option granted under this Plan which is designated as an Incentive Stock Option by the Committee and which is intended to qualify as such under Code section 422.

         2.14 "INDEPENDENT CONTRACTOR" is a person, firm or corporation which provides services to the Corporation for a fee, and not for wages as defined in
Section 3121(a) of the Code, and is not an employee of the Corporation for purposes of Sections 3121(d) or 3231(b) of the Code.

         2.15 "NON-EMPLOYEE DIRECTOR" is a Director of the Corporation who is not then and has not been for one year prior to the relevant time a common law employee of the Corporation.

         2.16 "NON-EMPLOYEE DIRECTOR AWARD" is a grant of Nonqualified Stock Option to a Non-Employee Director as described in Section 4.l(b) hereof.

         2.17 "NONQUALIFIED STOCK OPTION" or "NSO" is any Option granted under this Plan which is not an ISO.


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         2.18 "OPTION" is the right granted pursuant to this Plan to purchase
Stock subject to the terms and conditions specified at the time of grant.

         2.19 "OPTIONEE" is a Participant who participates in the Plan or a Non-Employee Director or Independent Contractor who has been granted an Option under this Plan.

         2.20 "PARTICIPANT" is any Eligible Employee who has been selected by the Committee to receive a benefit of any kind under the Plan. An Eligible Employee may be a Participant with respect to one, some or all of the types of benefits available under the Plan.

         2.21 "PERFORMANCE SHARE" is a share of Restricted Stock awarded by the Committee, subject to any performance targets or other restrictions which the Committee may determine at the time of award.

         2.22 "PERFORMANCE UNIT" is an amount equal to (i) the value of one share of Stock determined at such time as a Performance Unit is awarded or (ii) such other dollar amount as the Committee may determine at such time as a Performance Unit is awarded.

         2.23 "PLAN" is the Balanced Care Corporation 1996 Stock Incentive Plan, as amended from time to time.

         2.24 "RESTRICTED STOCK" is Stock issued or transferred to a Participant by means of an award that is subject to the following restrictions, and such other restrictions as may be imposed from time to time by the Committee in its sole discretion, and which will remain subject to applicable restrictions until such time as the restrictions by their terms, lapse:

         (1) Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of during a restriction period.

         (2) Except as otherwise herein provided, unless the Participant remains continuously employed by the Corporation or an Affiliate until such time as the conditions for the removal of restrictions, as determined by the Committee in its sole discretion, have been satisfied, Restricted Stock shall be forfeited and returned to the Corporation, and all rights of a Participant to

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         such Restricted Stock shall terminate without any payment or consideration by the Corporation.

         2.25 "RETIREMENT" is the time a Participant withdraws from his or her principal business activity at the corporation, and from active employment generally, and is eligible to receive a retirement income benefit from a tax qualified retirement plan maintained by the Corporation (or an Affiliate), or from the federal social security program.

         2.26 "STOCK APPRECIATION RIGHT" OR "SAR" shall have the meaning given it under Section 4.3.

         2.27 "SIGNIFICANT SHAREHOLDER" is an Eligible Employee who owns more than ten percent ( 10%) of the total combined voting power of all classes of stock issued by the Corporation as of the date an Option under the Plan is granted. For this purpose, the provisions of Code sections 422 and 424 shall apply.

         2.28 "STOCK" is the common stock, par value $0.001 per share, of the Corporation.

                      SECTION 3. SHARES SUBJECT TO THE PLAN

         3.1 SHARES.

                  (A) NUMBER OF SHARES. The maximum number of shares of Stock which may be issued for any purpose or any type of benefit under the Plan shall be 3,025,000 subject to adjustment as provided herein.

                  (B) UNUSED SHARES. Any shares of Stock subject to an Option which is canceled, expires or otherwise terminates without having been exercised in full (unless such cancellation is due to the exercise of a related
SAR), or subject to any Restricted Stock Performance Shares or Performance Units which are forfeited, shall again be available for grants or awards under the Plan.

                  (C) ANTIDILUTION. In the event of any change in the number or class of outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, merger, consolidation, or other similar corporate change, the number of shares as to which grants of Options or other awards may be made shall be adjusted proportionately to the nearest whole share. Any such action shall be within the discretion of the Committee, whose determination shall be conclusive, and the

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Committee's discretion shall be directed to preserving the economic value and prevent dilution of in the value of awards in any form granted.

         In the event of such an adjustment with respect to shares subject to an Option under the Plan, the number of shares and the Option price per share shall be adjusted proportionately so that the aggregate price to be paid upon exercise of such option shall not change.

         3.2 PERFORMANCE UNITS. The maximum number of Performance Units denominated other than by the value of Stock which may be awarded under the Plan is 1,500,000 (not in addition to the number of shares reserved under the Plan). If such a Performance Unit is awarded, but the value of such Performance Unit is never paid, then such Performance Unit may again be made subject to awards under the Plan.

                            SECTION 4. STOCK OPTIONS

         4.1 PARTICIPATION.

                  (A) ELIGIBLE EMPLOYEES. The Committee shall from time to time and in its absolute discretion select Participants who shall be granted Options (i.e., Option Participants) from among the Eligible Employees of the Corporation and its Affiliates. Option Participants may be granted ISOs, NSOs, SARs or any combination thereof.

                  (B) NON-EMPLOYEE DIRECTORS. Each Non-Employee Director shall be granted an NSO to purchase 15,000 Shares effective on the (i) date this Plan is adopted by the shareholders of the Corporation for Non-Employee Directors who are members of the Board on the date of such approval and (ii) for Non-Employee Directors elected after the date of adoption by the shareholders, on the date he or she is initially elected to the Board. During his or her term as a Director, each Non-Employee Director shall be granted annually, at the annual Shareholders' Meeting of the Corporation, an additional NSO to purchase 5,000 Shares, in each case subject to the availability of Shares under the Plan for such grants. Each such NSO shall (i) be exercisable for Fair Market Value on the date of grant, (ii) be fully vested on grant, (iii) have a duration for the shorter of ten (10) years or the Director's term as a Director and (iv) shall be no longer exercisable after the 91st day following the date the Director's term ends. The Committee shall

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have no authority to amend or vary the terms of NSOs granted to Non-Employee
Directors.

                  (C) INDEPENDENT CONTRACTORS. The Committee may from time to time, but shall not be required to, select one or more Independent Contractors who shall be granted NSOs. In the event a particular Independent Contractor is awarded NSOs at one time, the Committee shall be under no obligation to award that Independent Contractor NSOs at any other time. The selection of Independent Contractors, if any, awarded NSOs and the number of NSOs granted shall be made by the Committee in its sole and absolute discretion. Each such NSO shall (i) be fully vested on grant, (ii) not be exercisable until six months after the date of grant unless the right to exercise is accelerated in accordance with Section
8.3 or Section 8.4(A), and (iii) have a duration of five years from the date of grant. The Committee shall have the authority to amend or vary the terms of NSOs granted to Independent Contractors in its discretion to the extent not inconsistent with this Plan.

         4.2 OPTION TERMS AND CONDITIONS.

                  (A) GRANT OF OPTION. Subject to the provisions of this Section 4, Options may be granted at any time as determined by the Committee. Except as otherwise limited by the Plan, the Committee shall have complete discretion to determine the number of Options to be granted to any Optionee, the type of Option and the term and conditions of an Option, provided, however, Non-Employee Directors and Independent Contractors may be granted only NSOs. Notwithstanding the foregoing, except as set forth in Sections 4.1(B) and 4.1(C) above pertaining to Non-Employee Directors and Independent Contractors, the Committee shall not cause any Option to be granted with a schedule for vesting (that is, the date upon which an Option is in whole or in part exercisable, subject to the terms of the Plan) calling for vesting more rapid than 50% in any year or for full vesting to occur earlier than the second anniversary (i) for options granted on or before September 30, 1996, of the date the employee began employment with the Corporation and (ii) for options granted on or after October 1, 1996, of the grant of the Option.

                  (B) ISO EXERCISE LIMIT. With respect to Options designated as ISOs at the time of grant, to the extent the aggregate Fair Market Value of Stock, determined as of the date of grant, with respect to which ISOs are exercisable for the first time by an Option Participant during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified

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Stock Options. In applying this limit, Options shall be taken into account in the order granted.

                  (C) OPTION PRICE. The Option price of each Option shall be no less than the Fair Market Value of the Stock on the date the Option is granted; provided, however, that if an ISO is granted to a Significant Shareholder, the Option price shall be not less than 110% of the Fair Market Value of the Stock on the date the option is granted.

                  (D) TERM OF OPTION. Each Option, regardless of type, shall expire at the time specified by the Committee when granting the Option. The Committee may not fix a term which is shorter than required under any applicable state or federal statute or regulation, nor which is longer than ten (10) years from the date the Option is granted; provided, however, for Options granted before August 18, 1998 for a period of less than ten (10) years, the term of the Options awarded to Eligible Employees may, in the sole discretion of the Committee, be extended to be for a term up to ten (10) years. The term of an Option may extend beyond the Plan's termination date.

                  (E) MANNER OF EXERCISE. An Optionee wishing to exercise an Option shall give written notice to the Corporation in the form and manner as prescribed by the Committee. Options may be either completely or partially exercised. Payment for the Stock to be acquired pursuant to the exercise of an Option must accompany such written notice.

                  (F) PAYMENT FOR OPTIONS.

                           (1) GENERAL. Full payment for all Stock to be
acquired pursuant to the exercise of an Option shall be made at the time such Option, or any part thereof, is exercised. No Stock certificate shall be issued to an Optionee until payment of the Option exercise price and all required withholding taxes has been made. The Corporation shall be entitled to deduct and withhold any withholding taxes from any cash payments to be made to an Option Participant, whether under this Plan or otherwise. Payment of the Option exercise price shall be made in cash or in such other form as is acceptable to the Committee, provided that in the case of an ISO, no form of payment shall be allowed which would prevent the Option that is intended to be an ISO from qualifying as such under Code section 422.

                           (2) PAYMENT WITH STOCK. With the approval of and
subject to any restrictions or limitations imposed by the

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Committee, the Optionee, in lieu of or in combination with a payment in cash, may transfer to the Corporation a sufficient number of shares of Stock to satisfy all or any part of the Option price, and/or any applicable state or federal withholding taxes. Such Stock may be Stock already owned by the Optionee, or Stock which will be acquired by exercise of the Option (which process is sometimes referred to as a pyramid exercise). For this purpose, the value of the Stock shall be the Fair Market Value as of the date of exercise. Where payment is made in whole or in part by Stock, the Optionee may not transfer fractional shares of Stock. The Optionee may not transfer a number of shares of Stock which would have an aggregate Fair Market Value in excess of the Option price plus applicable withholding taxes.

                           (3) INTERIM BROKER LOAN. The Committee may, in its
sole discretion, arrange with a stock brokerage or other similar agent to loan to an Optionee some or all of the cash needed to exercise an Option. Upon application by and receipt of written notice of exercise of an Option from an Optionee, the broker will pay to the Corporation the amount requested by the Optionee as necessary to permit the exercise of an Option and to pay any applicable withholding taxes. The Corporation will promptly deliver to such broker a certificate representing the total number of shares of Stock which will be acquired by the exercise of said Option. The broker will then sell part or all of these shares and pay to the Optionee the proceeds from the sale, less the loan principal and any interest charged on the loan from the date the broker receives the notice of exercise until the date the broker is reimbursed.

                           (4) OTHER PAYMENT METHODS. The Committee may, in its
sole discretion, authorize payment of the Option exercise price and applicable withholding taxes by other methods or forms, within the limitations imposed by this Section 4, by the Plan generally, and any applicable state or federal laws or regulations.

                  (G) NO TANDEM OPTIONS. No ISO granted under this Plan shall contain terms which would limit or otherwise affect an Option Participant's right to exercise any other option, nor shall any NSO contain terms which will limit or otherwise affect the Option Participant's right to exercise any other Option in such a manner that the Option intended to be an ISO would fail to qualify as such Code section 422.

         4.3 STOCK APPRECIATION RIGHTS.


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                  (A)  GRANT OF STOCK APPRECIATION RIGHTS. The Committee
may, in its sole discretion, grant stock appreciation rights ("SARs") to Option Participants who have been granted Options. These SARs may relate to any number of shares, not to exceed the number of shares the Option Participant may acquire by exercise of the underlying Option. An SAR shall expire no later than the expiration date of the underlying Option. SARs may be for no more than 100% of the difference between the Option price and the Fair Market Value of the Stock subject to the Option, determined on the day the SARs are exercised.

                  (B) EXERCISE. SARs may be exercised at the same time and to the same extent and subject to the same conditions as the Options related thereto. SARs may be exercised only when the Fair Market Value of the Stock subject to the Option exceeds the Option price. The exercise of an SAR shall cancel the related Option and the exercise of an Option shall cancel the related SAR.

                  (C) PAYMENT OF STOCK APPRECIATION RIGHTS. Upon exercise of an SAR, but subject to all applicable tax withholding requirements, the Option Participant shall be paid in cash, Stock, Restricted Stock, or a combination thereof, as the Committee shall determine. To the extent payment is made in Stock or Restricted Stock, the shares shall be valued at the Fair Market Value on the date the SAR is exercised.

         4.4 ISSUANCE OF CERTIFICATES.

                  (A) DELIVERY. As soon as practicable after either the exercise of an Option and the delivery of payment therefor, or the exercise of an SAR which is to be paid in Stock or Restricted Stock, the Corporation shall deliver to the Optionee a certificate or certificates for the number of shares of Stock acquired. Consistent with applicable state or federal laws and regulations, the Committee may fix a minimum or maximum period of time during which a Participant may not sell any such Stock or Restricted Stock.

                  (B) DESIGNATION. Shares acquired pursuant to the exercise of an ISO shall be designated as such on the stock transfer records of the Corporation, to the extent the value of such shares does not exceed the $100,000 exercise limit of Section 4.2(b). Any shares acquired by the exercise of an Option which exceed this $100,000 limit shall be designated on the Corporation's stock transfer records as shares acquired pursuant to an NSO.


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                           SECTION 5. RESTRICTED STOCK

         5.1 PARTICIPATION. The Committee shall, from time to time, and in its absolute discretion, select Participants who shall be awarded Restricted Stock from among the Eligible Employees of the Corporation and its Affiliates.

         5.2 RESTRICTED STOCK AWARDS.

                  (A) WRITTEN AGREEMENT. Each Restricted Stock award shall be evidenced by a written agreement, executed by the Participant and the Corporation. Such agreement shall specify the number of shares of Restricted Stock so awarded and any terms and conditions which the Committee may require, including but not limited to, an escrow condition.

                  (B) RESTRICTION PERIOD. At the time of a Restricted Stock award, the Committee shall fix a period of time (restriction period) during which the restrictions as set forth in the Plan or as otherwise imposed by the Committee shall remain in effect. Such restrictions shall lapse upon expiration of the restriction period, or sooner as otherwise provided in the Plan.

               SECTION 6. PERFORMANCE SHARES AND PERFORMANCE UNITS

         6.1 PARTICIPATION. The Committee, from time to time and in its absolute discretion, shall select Participants who shall be granted awards of Performance Shares and/or Performance Units (i.e. Performance Participants) from among the Eligible Employees of the Corporation and its Affiliates.

         6.2 PERFORMANCE AWARDS.

                  (A) PERFORMANCE AGREEMENT. Each award of Performance Shares and Performance Units shall be evidenced by a written agreement, executed by the Performance Participant and the Corporation. Such agreement shall contain all terms and conditions for the payment of a Performance Share or Performance Unit award as the Committee may determine.

                  (B) PERFORMANCE ACCOUNTS. At such time as a performance award is made, the Corporation shall establish an account ("Performance Account") for each Performance Participant and shall credit Performance Units and Performance Shares awarded to a Performance Participant to such account. Any Performance Shares credited to a Performance Account shall be in the form of Restricted Stock, shall be registered in the name of the

Performance Participant and deposited, together with a stock power endorsed in blank, with the Corporation before the Performance Participant's Account shall be credited with such shares. Dividends paid with respect to such Restricted Stock may be credited to the Participant's Performance Account pursuant to
Section 9.l(c). The maintenance of Performance Accounts is solely a bookkeeping function, and does not entitle a Performance Participant to payment of any awards hereunder, or to the payment of any dividends which may be credited to a Performance Account.

         6.3 PERFORMANCE PERIOD AND TARGETS.

                  (A) PERFORMANCE PERIOD. The period over which the Participant must meet the criteria established in a performance agreement to be entitled to payment of an award hereunder shall be established by the Committee at the time of the award. This period may differ for each award in existence for any one Performance Participant.

                  (B) PERFORMANCE TARGETS. At the time of a performance award, the Committee, in its discretion but in connection with the Corporation's on-going business planning processes, shall establish performance targets to be achieved within the performance period. Examples of such targets include performance by the Corporation, by an Affiliate, by the individual Performance Participant, or by any combination thereof. Successful completion of performance targets shall be determined by the Committee, using such measures of performance during the performance period as are specified in the performance agreement.

         6.4 EARNING A PERFORMANCE AWARD. Attainment of performance targets in all respects during the Performance Period shall earn one hundred percent (100%) of the related award for the Performance Participant. Failure to meet any of the performance targets means the Performance Participant will earn no part of the performance award. The Committee may in its sole discretion, pay a portion of a performance award to a Performance Participant based on the degree of attainment of performance targets during the Performance Period.

         6.5 PAYMENT OF PERFORMANCE AWARDS.

                  (A) TIME FOR PAYMENT. No performance award shall be payable until after earned in accordance with the terms and conditions of the performance agreement, unless otherwise provided in the Plan or in the sole discretion of the Committee.

Any Performance Shares, Performance Units or other amounts credited to a Performance Account shall be paid to the Performance Participant only when, and to the extent, the Committee determines to make such payment. All such determinations shall be made during the four (4) month period immediately following the end of the Performance Period as established in the performance agreement. Payment of dividends credited to a Performance Account, together with interest credited to such dividends, if any, shall be paid to the Performance Participant at such time as the performance targets with respect to the underlying Performance Shares have been satisfied or such shares are otherwise released.

                  (B) FORM OF PAYMENT. Payment of Performance Shares shall be in the form of Stock or Restricted Stock, or a combination thereof as determined by the Committee, to be delivered to the Performance Participant. Payment of Performance Units and any related dividends or other amounts, including interest, if any, credited to a Performance Account shall be made in cash, Stock, Restricted Stock or any combination thereof, as the Committee shall determine. To the extent payment is made in Stock or Restricted Stock, the shares shall be valued at Fair Market value on the date of payment.

                       SECTION 7. OTHER STOCK-BASED AWARDS

         7.1 GRANT OF OTHER AWARDS. Other awards, valued in whole or in part by reference to or otherwise based on Stock, may be granted either alone or in addition to or in conjunction with other awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be granted pursuant to such awards, and all other conditions of the awards. Any such award shall be confirmed by an award agreement executed by the Corporation and the Participant, which award agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such award.

         7.2 TERMS OF OTHER AWARDS. In addition to the terms and conditions specified in the award agreement, awards granted pursuant to this Section 7 shall be subject to the following:

                  (A) NONTRANSFERABILITY. Any Stock subject to awards made under this Section 7 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the

Stock is issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                  (B) DIVIDENDS. Unless otherwise provided by the Committee in the award agreement, the recipient of an award under this Section 7 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Stock covered by the award, and the Committee, in its sole discretion, may provide in the award agreement that such amounts be reinvested in additional shares of Stock.

                  (C) TERMINATION OF EMPLOYMENT. The award agreement with respect to any award granted pursuant to this Section 7 shall contain provisions dealing with the disposition of such award in the event of a termination of employment prior to the exercise, realization or payment of such award, whether such termination occurs because of Retirement, Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the award, as well as appropriate provisions regarding acceleration of exercise, realization or payment of such award upon the occurrence of a Change in Control, and the Committee, in its sole discretion, may waive any or all of the restrictions imposed with respect to any award under this Section 7.

                  (D) CONSIDERATION FOR ISSUANCE. Stock issued pursuant to this
Section 7 shall be issued for such consideration as the Committee shall determine in its sole discretion.

                      SECTION 8. TERMINATION OF EMPLOYMENT

         8.1 GENERAL RULE. Except as otherwise provided in the Plan, Options may be exercised and Restricted Stock, Performance Share or Performance Unit awards may be paid to a Participant or Independent Contractor only in accordance with the terms and conditions attached to such benefit by the Committee at the time it is granted or otherwise awarded. The provisions of Section 8.2 (A) through
(D) shall govern the treatment of awards upon termination of a Participant's employment unless other provisions are approved by the Committee and set forth in the applicable award agreement. The provisions of Section 8.2 (E) and Section
8.2 (F) shall govern the treatment of awards of NSOs to an Independent Contractor upon the termination of the Independent Contractor's relationship with the Company for Cause and not for Cause, respectively.

         8.2 EXCEPTIONS FOR DEATH, DISABILITY OR RETIREMENT OF A PARTICIPANT OR FOR CAUSE FOR A PARTICIPANT OR INDEPENDENT CONTRACTOR.

                  (A) DEATH OF PARTICIPANT. If a Participant's employment terminates due to death, any benefits under the Plan shall be transferred by the provisions of such Participant's will, or if there is no will, by the laws of descent and distribution of the state in which the Participant is a resident on the date of death, but only to the extent hereinafter set forth. The individual who succeeds to the Participant's benefits under the Plan, that is, the Beneficiary may:

         (1) exercise any outstanding Options to the same extent the Participant was entitled to exercise such Options, together with any Options the Committee may, in its sole discretion, accelerate, at any time prior to the earlier of twelve (12) months from the date of the Participant's death, or the date the Option would otherwise expire by its terms (or such later date as the Committee may approve in its sole discretion);

         (2) receive payment of any shares of Restricted Stock granted under Section 5 based on a deemed lapse of the restrictions, provided that such payment of Restricted Stock shall be either prorated based on the ratio of the number of months since the date the award was made to the total number of months contained in the restriction period at the time the award was granted, or otherwise paid as determined by the Committee in its sole discretion;

         (3) receive payment of Performance Shares or Units, as determined in the sole discretion of the Committee, by considering the degree to which performance targets had been attained as of the date of the Participant's death.

                  (B) DISABILITY OF PARTICIPANT. A Participant who becomes Disabled may:

         (1) exercise outstanding Options that are otherwise exercisable, together with any Options the Committee may, in its sole discretion, accelerate, at any time prior to the earlier of twelve (12) months of the date of Disability or the date the option would otherwise expire by its terms (or such later date as the Committee may approve in its sole discretion);

         (2)      be paid a prorated amount of a Restricted Stock granted under
                  Section 5, determined by application of the payment provisions in Section 8.2(a)(ii), based on a deemed lapse of restrictions;

         (3) be paid a Performance Share or Unit award prior to the expiration of a Performance Period, as authorized in the sole discretion of the Committee, which may consider the degree of attainment of performance targets in fixing the amount of any such payment.

                  (C) RETIREMENT OF A PARTICIPANT. At the time of Retirement, a Participant may:

         (1) exercise outstanding Options that are otherwise exercisable, together with any Options the Committee may, in its sole discretion, accelerate, at any time prior to the earlier of thirty (30) days following Retirement, or the date the Option would otherwise expire by its terms (or such later date as the Committee may approve in its sole discretion);

         (2) receive a prorated payment of an award of Restricted Stock granted under Section 5, determined by application of the payment provisions in Section 8.2(a)(2), based on a deemed lapse of restrictions;

         (3) receive a payment of Performance Shares or Units as authorized in the sole discretion of the Committee, which may consider the degree to which performance targets have been attained in determining the amount of any such payment.

                  (D) OTHER TERMINATION OF EMPLOYMENT OF A PARTICIPANT.

         (1) TERMINATION NOT FOR CAUSE. In the event of a termination of employment for reasons other than those listed in this Section
                  8.2 or in Section 8.4, outstanding Options may be exercised no later than the earlier of ninety (90) days following such termination, or the date the Option would, by its term, otherwise expire (or such later date as the Committee may approve in its sole discretion). In the event any portion of an Option would have vested during the ninety (90) day period commencing on the date of termination not for Cause, then such portion of the Option shall become vested as scheduled and shall be exercisable in accordance with this subsection. The Committee may, in its sole and exclusive discretion, accelerate payment of any other benefits under the Plan.

         (2) TERMINATION FOR CAUSE. In the event a Participant's services are terminated for cause, as determined by the Committee in good faith ("Cause"), all Options, Restricted Stock, Performance Shares and Performance Units under the Plan, to the extent not vested and already exercised or otherwise paid, shall immediately terminate. Options vested on the date of such termination may be exercised by the Participant for ninety (90) days following the date of termination for Cause.

                  (E) TERMINATION OF INDEPENDENT CONTRACTOR FOR CAUSE

                  In the event an Independent Contractor's relationship with the Corporation is terminated for Cause, as determined by the Committee in good faith, all Options, to the extent not then vested and already exercised, shall immediately terminate.

                  (F) TERMINATION OF INDEPENDENT CONTRACTOR NOT FOR CAUSE

                  In the event an Independent Contractor's relationship with the Corporation is terminated by the Corporation prior to the expiration of the term of the applicable contract, for any reason other than for Cause, the Optionee may, within ninety
                  (90) days from the date of written termination by the Corporation, exercise all or any part of an outstanding option to the extent it was exercisable at the date of such termination, provided however that the option(s) may not be exercised later than the date the option(s) would, be its term, otherwise expire.

         8.3 OTHER ACCELERATION OF BENEFITS. The Committee shall have the discretion to accelerate the exercise date of an Option or the time at which Stock restrictions lapse, to remove any Stock restrictions or to accelerate the expiration of a Performance Period, or to take any such similar action whenever it may decide, in its absolute discretion, that such action is in the best interests of the Corporation and is equitable to an Optionee (or, if applicable, such Optionee's heirs or beneficiaries), based on changes in applicable tax or other laws, or such other changes of circumstances as may arise after the date of an award under the Plan.

         8.4 CERTAIN TRANSACTIONS.

                  (A) CHANGE IN CONTROL. In the event a Change in Control occurs:

         (1) Any and all Options and Stock Appreciation Rights, whether such Options and SAR were previously vested or unvested, shall become immediately exercisable;

         (2) Any restriction periods and restrictions imposed on Restricted Stock shall lapse and within ten (10) business days after the occurrence of a Change in Control the stock certificates representing Restricted Stock, without any restrictions or legends thereon, shall be delivered to the applicable Participant; and

         (3) The target values attainable under all Performance Shares and Units shall be deemed to have been fully earned for the entire award period as of the effective date of the Change in Control.

                  (B) MERGER.

         (1) OPTIONS. With respect to Options outstanding at the time of a merger or consolidation of the Corporation with another corporation, an Option granted under the Plan shall be deemed to apply to that number of shares (or shares with a value equivalent to the value of the merger consideration if not in shares) which a holder of the same number of shares not subject to an Option would have been entitled to receive under the terms of such merger or consolidation. If the Corporation is not the surviving entity after such merger or consolidation, then the Optionee shall, no less than seven (7) days prior to the effective time of the merger, receive (contingent only upon the happening of the then contemplated merger) a substitute option in exchange for the Option. In the substitute option, the surviving entity shall grant to the Optionee an option to purchase that entity's stock on terms and conditions which substantially preserve the rights, benefits and value of the outstanding Option granted by the Corporation. If a substitute option is not timely delivered, the then outstanding Option shall be fully vested and exercisable and the Optionee shall be entitled to exercise the Option and exchange the shares received for the merger consideration.

         (2) RESTRICTED STOCK. If the Corporation is consolidated or merged with another corporation, each Participant who has been awarded Restricted Stock shall be entitled to the sale rights and privileges due to the merger as any other stockholder; provided, however, that any shares of the Corporation stock received in connection with the merger shall be subject to the same restrictions as were imposed on the underlying shares of Restricted Stock unless otherwise accelerated.

                          SECTION 9. GENERAL PROVISIONS

         9.1 STOCKHOLDER PRIVILEGES.

                  (A) OPTION PARTICIPANT, NON-EMPLOYEE DIRECTOR OR INDEPENDENT CONTRACTOR. Until such time as a Stock certificate is issued, an Option Participant, Non-Employee Director or Independent Contractor or any other person entitled to exercise an Option under the Plan, shall not have any of the privileges of a stockholder with respect to Stock covered by an Option granted under this Plan.

                  (B) OTHER PARTICIPANTS. Upon delivery of Restricted Stock to a Participant (or to the escrow holder, if applicable) pursuant to a Restricted Stock award, such Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, subject to the restrictions imposed, including the right to receive dividends (subject to the provisions of subparagraph (c) below) and to vote the shares of Restricted Stock. In the event of forfeiture, the certificate or certificates representing such Restricted Stock shall be delivered to the Corporation, accompanied by executed instruments of transfer. If the Restricted Stock is held in escrow, the Corporation shall be entitled to have the certificates representing the Restricted Stock redelivered to it out of escrow.

                  (C) PAYMENT OF DIVIDENDS TO ACCOUNTS. The Committee may, in its sole and exclusive discretion, provide that amounts equivalent to dividends, with respect to each share of Restricted Stock awarded, shall be credited to a Participant's Performance Account, as the case may be, rather than paid directly to the Participant.

                  (D) INTEREST. The Committee may also provide that interest shall be payable with respect to Performance Units or dividends credited to a Participant's account. The rate of any interest credited hereunder shall be determined in the sole discretion of the Committee.

                  (E) SALE OF STOCK OR RESTRICTED STOCK. The Committee may fix a period during which any Stock or Restricted Stock acquired under the Plan may not be sold, provided that the Committee may not fix any period which is less than or which exceeds such requirements as may be imposed by any applicable state or federal law or regulation.

         9.2 SHAREHOLDER APPROVAL. This Plan shall be subject to approval by the affirmative vote of the holders of a majority of the Corporation's Stock present or represented and entitled to vote thereon at a meeting of shareholders and all awards made under the Plan prior to approval of the Plan by the shareholders shall be made contingent upon receipt of shareholder approval.

         9.3 HOLDING REQUIREMENT. No Optionee may dispose of any grants or awards made hereunder for a period of six (6) months from the time of the grant or award by the Corporation; provided, however, that an Optionee may exercise any Options or otherwise convert any other awards to Stock, as permitted by the terms of the Plan, within six (6) months of the grant or award, but he shall be prohibited from disposing of the underlying Stock for a period of six (6) months after the date on which the Option or other award is granted.

         9.4 AMENDMENT, SUSPENSION, MODIFICATION AND TERMINATION OF PLAN. The Committee, subject to approval by the Board, may amend or modify the Plan, or any section of the Plan, at any time to conform to any change in applicable laws or regulations or in any other respect deemed to be in the best interest of the Corporation. Pursuant to Code Section 422, no such amendment shall, without shareholder approval (i) materially increase the number of shares of Stock as to which ISOs may be granted under the Plan, (ii) materially modify the requirements as to eligibility to receive Options under the Plan, (iii) materially increase the benefits accruing to Participants under the ISO portion of the Plan, (iv) reduce an ISO Option price below the Fair Market Value on the day the Option is awarded, (v) extend the period during which an Option may be granted or exercised, or (vi) extend the termination date of the provisions of the Plan which permit the granting of ISOs. No amendment or modification of the Plan shall adversely affect any Optionee under the Plan, or any section thereof, without such Optionee's consent.

         9.5 ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation or such other committee membership as the Board of Directors shall determine. Provided that the Committee shall always consist of a committee of two or more directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. The actions of the Committee shall be reviewed by the Board. The Committee is authorized to (i) select employees for participation in the plan,
(ii) make all decisions concerning the timing, pricing and amount of grants or awards under the Plan to the extent such matters are left to the discretion of the Committee by the terms of the Plan, (iii) interpret and construe the Plan,
(iv) adopt, amend, or rescind rules and regulations relating to the Plan, and
(v) make all other determinations necessary or advisable for the administration of the Plan. Any actions, determinations or other interpretations made by the Committee within the scope of its authority shall be final, binding and conclusive for all purposes on all persons.

         9.6 INDEMNIFICATION. To the extent permitted by law, members of the Committee and the Board shall be indemnified and held harmless by the Corporation with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken within the scope of the authority delegated herein.

         9.7 EXPENSES. The expense of maintaining and administering this Plan shall be borne by the Corporation.

         9.8 RIGHTS OF PARTICIPANTS AND INDEPENDENT CONTRACTORS. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation or an Affiliate to terminate any individual's employment at any time, with or without cause or to terminate the relationship of any Independent Contractor with the Corporation. This Plan does not, nor is it intended to, confer upon any employee the right to continue in the employment of the Corporation or an Affiliate or an Independent Contractor to continue as a contractor to the Corporation or any Affiliate.

         9.9 NONTRANSFERABILITY. Except as provided in Section 8.2(a) of the Plan (relating to death of a Participant) or as may be set forth in the applicable Award Agreement, Options awarded under the Plan shall not be transferable.

         9.10 GOVERNING LAW. To the extent not preempted by applicable federal law or as necessary to comply with the laws of the State of Delaware, this Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania other than the conflict of law provisions of such laws.

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